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                                                                  EXHIBIT 10.9

                                June 24, 1997


Morgan Stanley & Co. Incorporated
Smith Barney Inc.
Alex. Brown & Sons Incorporated
Montgomery Securities
Salomon Brothers Inc.
Paine Webber Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley"), as Representative of the several Underwriters, proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with FelCor Suite Hotels, Inc., a Maryland corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 10,200,000 shares of the Common Stock, par value $.01 per share, of the Company (the "Shares") to be issued and sold by the Company. The Company intends to use a portion of the proceeds from the Public Offering to purchase from Promus 1,200,000 shares of the Company's Common Stock currently held by Promus (the "Repurchase").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 18 months after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by the undersigned or are hereafter acquired prior to or in connection with the Public Offering), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that if the Repurchase is not consummated within ten days after consummation of the Public Offering, this Agreement shall be void and of no further force and effect. The foregoing sentence shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or to the sale of any shares of Common stock which are subject to any existing pledge

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or other security arrangement, in good faith pursuant to the terms of such pledge or arrangement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Underwriters.

                                       Very truly yours,

                                       PROMUS HOTELS, INC.

                                       By:    /s/ Donald H. Dempsey
                                       Title: Senior Vice President and
                                              Chief Financial Officer

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